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Exhibit 3.31

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE ISRAEL CORPORATION

        I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST:    The name of the corporation is

          GENERAL MICROWAVE ISRAEL CORPORATION

        SECOND:    Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

        THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:    The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares, all of which are without par value.

        FIFTH:    The name and address of the single incorporator are

          Paul S. Allersmeyer 70 Pine Street, New York, N.Y. 10270

        SIXTH:    The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

        SEVENTH:    The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        EIGHTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 31st day of May, 1984.

/s/ Paul S. Allersmeyer (L.S.) Paul S. Allersmeyer

In the presence of:
/s/

8303360223

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE PATENT CORPORATION

        I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST:    The name of the corporation is

          GENERAL MICROWAVE PATENT CORPORATION

        SECOND:    The registered office of the corporation is to be located at 103 Springer Building, 3411 Silverside Road, in the City Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is Organization Services Inc.

        THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

          To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

          To improve, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

          To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

          To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

          To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

          To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

          To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

          To pay pensions and establish and carry out pension, profit sharing,, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholders.

          To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

          To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

          The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

          The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

        FOURTH:    The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares, all of which are without par value.

        FIFTH:    The name and address of the sole incorporator are as follows:

NAME	ADDRESS
E. Gay DuPhilv	306 South State St., Dover, DE 19901

        Sixth:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1)   The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

          (2)   The Board of Directors shall have power without the assent or vote of the stockholders to make alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (3)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4)   In addition to the powers and authorities herein—before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

        SEVENTH:    The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        EIGHTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title B of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 2 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said re-organization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        NINTH:    The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 1st day of December, 1983.

/s/ E. Gay DuPhily
E. Gay DuPhily

8400390153

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE PATENT CORPORATION

        General Microwave Patent Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST:    That by a Unanimous Consent in Lieu of Meeting of Directors and Shareholders of General Microwave Patent Corporation, a resolution was duly adopted setting forth an amendment of the Certificate of Incorporation of said Corporation. The resolution is as follows:

          RESOLVED, that Article First of the Certificate of Incorporation is hereby amended to read as follows:

      "The name of the Corporation is Micro-El Patent Corporation."

        SECOND:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        THIRD:    That the capital of said Corporation shall not be reduced under or by reason of said Amendment.

        IN WITNESS WHEREOF, said General Microwave Patent Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Sherman A. Rinkel, its President, and Moe Wind, its Assistant Secretary, this 25th day of January, 1984.

General Microwave Patent Corporation
/s/ Sherman A. Rinkel Sherman A. Rinkel, President
/s/ Moel Wind Moel Wind, Assistant Secretary

 STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

        The Board of Directors of Micro-El Patent Corporation, a Corporation of Delaware, on this 9th day of January, A.D., 2001, do hereby resolve and order that the location of the Registered Agent of this Corporation within the State be, and the same hereby is 103 Foulk Road, Suite 200, in the city of Wilmington, County of New Castle, DE 19803

        The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Entity Services Group, LLC (#9272016).

        Micro-El Patent Corporation, a Corporation of Delaware does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

        IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by tan authorized officer, the 12th day of January, 2001.

By:	/s/ Karen Severino
	Name:	Karen T. Severino
	Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations

CERTIFICATE OF OWNERSHIP AND MERGER
**********
MICRO-EL PATENT CORPORATION
A Delaware Corporation
MERGES INTO
GENERAL MICROWAVE CORPORATION
A New York Corporation
Pursuant to Section 253 of the General Corporation Law
**********

        General Microwave Corporation, a New York corporation (or "Parent"), does hereby certify that:

        FIRST:    Micro-El Patent Corporation, a Delaware corporation, was incorporated on December 2, 1983, in accordance with Delaware General Corporation Law Title 8 § § 102 et seq., (the "Delaware General Corporation Law"), which permits the merger of a Delaware corporation with and into a New York corporation.

        SECOND:    Micro-El Patent Corporation is authorized to issue One Thousand (1,000) shares of common stock having no par value ($.00) per share (the "Micro-E1 Stock"). Parent is holder of record of 100% of the issued and outstanding shares of the Micro-El Stock.

        THIRD:    Parent was incorporated on June 14, 1960, in accordance with the New York Business Corporation Law, which permits the merger of a corporation formed pursuant to the laws of any other state with and into a New York corporation.

        FOURTH:    In accordance with § 253 of the Delaware General Corporation Law, the Board of Directors of Parent, on its own behalf and as sole stockholder of Micro-El Patent Corporation, has directed that Micro-El Patent Corporation be merged with and into Parent, and in furtherance of the merger, the Board of Directors of Parent duly adopted following resolutions of merger by Unanimous Written Consent duly executed and delivered by all Directors on March 21, 2011:

  WHEREAS: the Board of Directors acknowledges that the Company owns One Hundred Percent (100%) of the issued and outstanding capital stock of Micro-El Patent Corporation, a Delaware corporation.

  NOW THEREFORE, BE IT RESOLVED; that the Board of Directors of the Company deems that it would be advisable to merge the Company's wholly-owned subsidiary, Micro-El Patent Corporation, a Delaware corporation, with and into this Company, with this Company serving as the surviving corporation to the merger, and assume all of the assets, obligations, rights and liabilities of Micro-El Patent Corporation (the "Merger").

  RESOLVED FURTHER that the Merger is hereby approved by the Board of Directors of the Company in its own capacity and in the capacity as sole stockholder of Micro-El Patent Corporation.

  RESOLVED FURTHER: that the Plan of Merger and Complete Liquidation attached to these resolutions as Exhibit A is hereby approved and adopted in all respects.

  RESOLVED FURTHER: that the Certificate of Merger attached to these resolutions as Exhibit B is hereby approved for filing with the New York Department of State, Division of Corporations and adopted in all respects.

  RESOLVED FURTHER: that the Certificate of Ownership and Merger attached to these resolutions as Exhibit C is hereby approved for filing with the Delaware Department of State, Division of Corporations and is adopted in all respects,

  RESOLVED FURTHER: that the merger described in the Plan of Merger and Complete Liquidation shall be structured so as to qualify as a tax free liquidation of Micro-El Patent Corporation pursuant to Sections 322 and 337 of the Internal Revenue Code, as amended from time to time, and the regulations promulgated hereunder, and the assumption of all of the assets, obligations, rights and liabilities of Micro-El Patent Corporation by the Company shall be deemed to be made in exchange for the complete cancellation of all of the capital stock of Micro-El Patent Corporation.

  RESOLVED FURTHER; that the proper officers of the Company be, and each of them hereby is, authorized and directed to execute and deliver the Plan of Merger and Complete Liquidation, the New York Certificate of Merger and the Delaware Certificate of Ownership and Merger and cause the same to be filed with the Department of State in each of New York and Delaware, as appropriate or necessary and to do all acts and things, whatsoever, whether within or without the States of New York and Delaware that may be in any way necessary or appropriate to effectuate the Merger contemplated in these resolutions and to comply with the terms and conditions of the Plan of Merger arid Complete Liquidation.

        FIFTH:    Micro-El Patent Corporation and Parent have adopted and approved (end adopted resolutions approving) a Plan of Merger and Complete Liquidation that delineates the terms and conditions of the merger.

        SIXTH;    Both Micro-El Patent Corporation arid Parent, in accordance with the Delaware General Corporation Law, have caused the Plan of Merger and Complete Liquidation to be approved, adopted, certified, executed and acknowledged.

        SEVENTH:    Parent shell be the surviving corporation to the merger, and Parent shall continue its business without change as the survivor upon and after the effective date of the merger. The name of the surviving corporation shall remain "General Microwave Corporation."

        EIGHTH;    The Certificate of Incorporation and Bylaws of Parent shall remain the Certificate of Incorporation and Bylaws of the surviving corporation contemplated In the Plan of Merger and Complete Liquidation without change or amendment.

        NINTH:    The executed original of such Plan of merger and Complete Liquidation shall be maintained at the offices of Parent located at 227 A. Michael Drives Syosset, New York, 11791, and a copy of the Plan of Merger and Complete Liquidation shall be furnished upon request and without cost to any current or future stockholder of any constituent party.

        TENTH:    Parent, as surviving corporation, may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Micro-El Patent Corporation, as well as for enforcement of any obligation of the surviving corporation arising from the merger with Micro-El Patent Corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to § 262 of the Delaware General Corporation Law, and Parent hereby irrevocably appoints the Secretary of State of the Stale of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of any such process may be mailed by the Secretary of State is 227A Michael Drive, Syosset, New York 11791.

        ELEVENTH:    The effective legal date of the merger contemplated by this certificate and related documents shall be 11:59 pm on March 27.2011.

        IN WITNESS WHEREOF, Parent has caused this certificate to be signed, affirmed, acknowledged and attested to by its duly authorized officer this 21st day of March, 2011, and such certificate is the act and deed of Parent and the facts stated herein are true.

GENERAL MICROWAVE CORPORATION A New York Corporation
/s/ Name: Title: Secretary & Treasurer

QuickLinks

  Exhibit 3.31
CERTIFICATE OF INCORPORATION OF GENERAL MICROWAVE ISRAEL CORPORATION
  8303360223
CERTIFICATE OF INCORPORATION OF GENERAL MICROWAVE PATENT CORPORATION
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF GENERAL MICROWAVE PATENT CORPORATION
STATE OF DELAWARE CERTIFICATE OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE
  State of Delaware Secretary of State Division of Corporations
CERTIFICATE OF OWNERSHIP AND MERGER ********** MICRO-EL PATENT CORPORATION A Delaware Corporation MERGES INTO GENERAL MICROWAVE CORPORATION A New York Corporation Pursuant to Section 253 of the General Corporation Law